Exhibit 10.27

2008 Compensation Information for Executive Officers

Name and Title	Bonus	Salary
James M. Gower	$360,000	$600,000
Chief Executive Officer
Ryan D. Maynard	$120,000	$300,000
Chief Financial Officer and Vice President
Donald G. Payan	$241,500	$483,000
Executive Vice President, President of Discovery and Research
Elliot B. Grossbard	$225,000	$450,000
Executive Vice President, Chief Medical Officer
Raul R. Rodriguez	$215,000	$430,000
Executive Vice President, Chief Operating Officer
Dolly A. Vance	$175,500	$390,000
Senior Vice President, General Counsel
Robin Copper	$76,125	$217,500
Senior Vice President, Pharmaceutical Sciences